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                                                            EXHIBIT (10) (iii)




                     THIRD AMENDMENT TO EMPLOYMENT AGREEMENT


         THIS THIRD AMENDMENT TO THE EMPLOYMENT AGREEMENT dated as of September 1, 1999, as amended July 10, 2000, and October 2, 2000, (the "AGREEMENT") by and between Commercial Metals Company, a Delaware corporation (the "COMPANY"), and Murray R. McClean (the "EXECUTIVE") is made this 28th day of March, 2001.

                                    RECITALS:

         WHEREAS, the Company and the Executive entered into an Employment Agreement as of September 1, 1999, which was amended by a First Amendment dated July 10, 2000; and a Second Amendment dated October 2, 2000; and

         WHEREAS, the Company and the Executive wish to further amend the Agreement to provide Executive with funds for unanticipated expenses incurred by the Executive and related to the Executive's relocation from Australia to the United States;

         NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Company and Executive agree to amend the Agreement to add to Article I, Section 1.4 Compensation a new paragraph 1.4(k) which shall read as follows:

         (k) Additional Loan. In addition to the mortgage relocation loan and the other relocation expense loan referred to Paragraph 1.4(i), the Company shall loan the Executive an additional Forty Thousand Dollars ($40,000.00) to be drawn down as requested by the Executive on or before April 16, 2001. This additional loan shall be evidenced by an appropriate promissory note providing for payment of accrued interest in ten equal payments of principal, each in the amount of Four Thousand Dollars ($4,000.00), to be deducted from Executive's net after-tax annual bonus payment as may be made by the Company to Executive in October of each year commencing in October, 2001. Should any annual bonus payment due Executive not equal the installment then due, the unpaid balance of principal only shall be added to the next year's installment with all the remaining unpaid principal balance and accrued interest due and payable on or before October 31, 2010. All accrued interest for each period preceding a installment payment date shall be paid by Executive no later than October 31 of each year either by deduction from Executive's net after tax annual bonus payment or directly by Executive if the bonus payment is not sufficient. The note evidencing this additional loan shall further provide that it shall be due and payable in full within 120 days of the termination of the Executive's employment with the Company for any reason. Furthermore, the note shall provide for interest at a rate equal to the one-year United States Treasury constant maturity rate for the month of July, 2000, as published by the Federal




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                  Reserve Board of Governors plus one percent (1%) and shall be adjusted commencing September 1, 2001 and annually each September 1 thereafter to the then most recently published one year constant maturity rate for the month of July of each succeeding year plus one percent (1%). At the option and expense of the Company, the Executive's obligations under the note may be secured by a second mortgage note on the Australian Property.

         Except as specifically provided herein, the Agreement is in all respects ratified and confirmed, and all the terms, conditions and provisions thereof shall be and remain in full force and effect for any and all purposes. From and after the date of this Third Amendment, any and all references to the Agreement shall refer to the Agreement as amended by the First, Second and Third Amendments.

         IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed as of the date first above written.



                                         /s/ MURRAY R. McCLEAN
                                         ------------------------------------
                                         MURRAY R. McCLEAN



                                         COMMERCIAL METALS COMPANY


                                         BY: /s/ STANLEY A. RABIN
                                            ---------------------------------
                                             STANLEY A. RABIN
                                             Chairman, President and
                                             Chief Executive Officer



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